SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


              Date of report (Date of earliest event reported)
                             September 23, 2002


                 CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.
 ----------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


          Delaware                     000-33379             36-4459170
        ---------------           -----------------      -----------------
 (State or Other Jurisdiction       (Commission           (IRS Employer
      of Incorporation)              File Number)         Identification No.)



30 South Wacker Drive, Chicago, Illinois                         60606
---------------------------------------------------             --------
(Address of Principal Executive Office)                         (Zip Code)


    Registrant's telephone number, including area code: (312) 930-1000


                                    N/A
            ---------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)


ITEM 9.  Regulation FD Disclosure.

On September 23, 2002, Chicago Mercantile Exchange Holdings Inc.
distributed a letter to its shareholders, together with a press release it issued on the same date, announcing that it will change its accounting for stock options retroactive to December 31, 2000.

A copy of the letter and the press release, each dated September 23, 2002, are attached hereto as Exhibit 99.1 and 99.2, respectively.


                               EXHIBIT INDEX


Exhibit
Number            Description
-----------       --------------

99.1              Letter to Shareholders, dated September 23, 2002.
99.2              Press Release, dated September 23, 2002.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.
                                 Registrant


Date: September 24, 2002         By:  /s/ Craig S. Donohue
                                      -------------------------------------
                                      Craig S. Donohue
                                      Managing Director and Chief
                                      Administrative Officer

                                                               EXHIBIT 99.1

                  [Chicago Mercantile Exchange Inc. Logo]


Terrance A. Duffy                        James J. McNulty
Chairman of the Board                    President and Chief Executive Officer


                             September 23, 2002


To All Shareholders, Members and Staff:

At the advice of our new independent auditors, Ernst & Young, LLP, Chicago Mercantile Exchange Holdings Inc. has announced a change in our accounting policy related to a portion of our stock-based compensation expense, as described in the attached news release.

The change will improve net income and earnings per share for year-to-date 2002. Based on our initial analysis, we expect the change to increase reported net income for the first half of 2002 by approximately $2.9 million, to about $41.7 million, or $1.40 per diluted share, from $38.8 million, or $1.31 per diluted share. For 2001 and 2000, there is no impact on the full-year results. For 2001, quarterly net income and earnings per share will change. Since stock-based compensation expense is a non-cash expense, the change will have no impact on the company's cash flow. Watch for amended quarterly results to be announced in filings with the Securities and Exchange Commission.

/s/ Terry                                               /s/ Jim

                                                               EXHIBIT 99.2

                           [Chicago Mercantile Exchange Holdings Inc. Logo]

Corporate Communications                     30 South Wacker Drive
PHONE: 312 / 930.3434                        Chicago, IL 60606-7499
FAX: 312 / 930.3439                          www.cme.com
E-MAIL: news@cme.com

                                             Ellen G. Resnick, 312/930-3435
                                             Maryellen T. Thielen, 312/930-3467
                                             news@cme.com


NEWS RELEASE

Chicago Mercantile Exchange Holdings Inc. Intends to Change Accounting Related to a Portion of its Stock Options

Change Has No Impact on Cash Flow But Will Increase Year-To-Date 2002 Reported Earnings

         CHICAGO, Sept. 23, 2002 - Chicago Mercantile Exchange Holdings Inc. today announced that it will change its accounting for stock options. The change was recommended by the company's new independent auditors, Ernst & Young LLP, and will be retroactive to Dec. 31, 2000.

         The change will increase net income for the first half of 2002 by approximately $2.9 million, to about $41.7 million, or $1.40 per diluted share, from $38.8 million, or $1.31 per diluted share. For 2001 and 2000, there is no impact on the full-year results. For 2001, quarterly net income and earnings per share will change. The quarterly numbers will be announced in amendments to the company's filings with the Securities and Exchange Commission later this week. Since stock-based compensation expense is a non-cash expense, the changes will have no impact on the company's cash flow.

         In May 2002, Ernst & Young was appointed as the company's independent auditors for the 2002 fiscal year to replace the company's former independent auditors, Arthur Andersen. In that role, Ernst & Young was asked by the company to re-audit the company's fiscal 1999, 2000 and 2001 financial results. After completing the audit, Ernst & Young informed the company that it had reached a different conclusion than the previous auditors on the appropriate accounting for a portion of the CEO's stock option under Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees." Ernst & Young recommended that variable accounting treatment be employed for the full value of the CEO's stock option, treating the option's Class A and Class B shares in the same manner. Ernst & Young recommended no other changes to the company's financial results for previous years.

         "The original accounting treatment we adopted was based on considerable discussion with, and the advice of, our previous auditors," said Chairman Terry Duffy. "Our new auditors have come to a different conclusion, and we have adopted the changes and will make the necessary adjustments and disclosures."

         The majority of the company's stock-based compensation expense is for the CEO's stock option for 5 percent of all classes of outstanding common stock, which was granted in February 2000. For accounting purposes, the option was treated as a stock appreciation right until Nov. 13, 2000, when the company demutualized and created two classes of stock. Since that date, the Class A share portion of the option, which represents the equity value in the firm, has been valued using fixed accounting. In the second quarter of 2001, the company adopted variable accounting treatment for the Class B share portion of the option, which represents the value of the trading rights, while maintaining fixed accounting treatment for the Class A shares in the option. With the adoption of variable accounting for Class A shares in the option, the company's stock option expense will vary quarter-to-quarter based on price changes from the previous quarter in the value of both the Class A and Class B shares.

                                    ****

         Chicago Mercantile Exchange Holdings Inc. is the parent company of Chicago Mercantile Exchange Inc. (www.cme.com), the largest futures exchange in the United States based on notional value, trading volume and open interest. As an international marketplace, CME brings together buyers and sellers on its trading floors and GLOBEX around-the-clock electronic trading platform. CME offers futures contracts and options on futures primarily in four product areas: interest rates, stock indexes, foreign exchange and commodities. The exchange moves about $1.5 billion per day in settlement payments and manages $27.1 billion in collateral deposits.

         Statements in this news release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, which can be obtained at its Web site at www.sec.gov. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

         Further information about Chicago Mercantile Exchange Holdings Inc. and Chicago Mercantile Exchange Inc. is available on the CME Web site at www.cme.com.

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